EXHIBIT 21

                        SUBSIDIARIES OF THE COMPANY(1,2)

                                                                JURISDICTION OF
                                                                INCORPORATION OR
NAME OF SUBSIDIARY                                              ORGANIZATION
------------------                                              ----------------
NYT Capital, Inc. ...........................................   Delaware
   City & Suburban Delivery Systems, Inc.....................   Delaware
   Comet-Press Newspapers, Inc. .............................   Delaware
      Comet-Press Newspapers Holdings, Inc...................   Delaware
   Donohue Malbaie Inc. (49%) ...............................   Canada
   Globe Newspaper Company, Inc..............................   Massachusetts
      Boston Globe Electronic Publishing, LLC................   Delaware
      Boston Globe Marketing, LLC............................   Delaware
      Community Newsdealers LLC..............................   Delaware
         Community Newsdealers Holdings, Inc.................   Delaware
      Globe Specialty Products, LLC..........................   Delaware
      New England Direct LLC.................................   Delaware
      Retail Sales, LLC......................................   Delaware
   Hendersonville Newspaper Corporation......................   North Carolina
      Hendersonville Newspaper Holdings, Inc.................   Delaware
   Lakeland Ledger Publishing Corporation ...................   Florida
      Lakeland Ledger Holdings, Inc. ........................   Delaware
   NYT Holdings, Inc. .......................................   Delaware
      NYT Broadcast Holdings, LLC ...........................   Delaware
         New York Times Management Services..................   Massachusetts
   NYT Management Services ..................................   Massachusetts
   NYT Shared Service Center, Inc. ..........................   Delaware
      International Media Concepts, Inc. ....................   Delaware
      NYT Professional Exchange, Inc. .......................   Delaware
   The Dispatch Publishing Company, Inc. ....................   North Carolina
      The Dispatch Publishing Holdings, Inc. ................   Delaware
   The Houma Courier Newspaper Corporation...................   Delaware
      The Houma Courier Newspaper Holdings, Inc..............   Delaware
   The New York Times Distribution Corporation...............   Delaware
   The New York Times Electronic Media Company ..............   Delaware
   The New York Times Sales Company..........................   Massachusetts
   The New York Times Syndication Sales Corporation..........   Delaware
   The Spartanburg Herald-Journal, Inc. .....................   Delaware
   Times Leasing, Inc. ......................................   Delaware
   Times On-Line Services, Inc. .............................   New Jersey
   Worcester Telegram & Gazette Corporation..................   Massachusetts
      Worcester Telegram & Gazette Holdings, Inc.............   Delaware

The New York Times Company...................................   New York
   International Herald Tribune S.A.S. (50%) ................   France
   London Bureau Limited ....................................   United Kingdom
   Madison Paper Industries (partnership) (40%)..............   Maine
   NYT Administradora de Bens e Servicos Ltda. ..............   Brazil
   NYT 1896T, Inc. ..........................................   Delaware
   NYT Real Estate Company LLC...............................   New York
   The New York Times Building LLC (58%).....................   New York
   Rome Bureau S.r.l. .......................................   Italy

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(1)   100% owned unless otherwise indicated.
(2) The names of certain subsidiaries have been omitted because, considered in the aggregate, as a single subsidiary, they would not constitute a significant subsidiary.